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                                 EXHIBIT 10.8

                  CONTRACT PROPOSAL FOR SAHALEE COUNTRY CLUB
                          CLUBHOUSE SCRIPT CASH CARD

                              Order Number: 80th

Agreement made May 6, I998, between Anything's Possible!, of 5177 Homestead Place, Lewiston, New York 14092-1924 ("Seller"), and Sahalee Country Club, of 21200 N.E. Sahalee Country Club Drive, Redmond, Washington 98053 ("Buyer").

1. ITEMS PURCHASED. For value received and other consideration, the Seller agrees with the Buyer to provide the Buyer the following products and services in accordance with the terms and conditions of this Contract:

                Clubhouse Cash Card System                              $ 15,260

                Includes the following:
                * 7,000 Clubhouse Script Cards (four-color graphics on front and two-color on the back of the card)
                * 15 Veri-fone model 1250 Readers
                * On site support staff
                            1-person to assist with Script Card sales and transaction record keeping from Anything's Possible! 1-person for technical support and program emergency maintenance from Precis Cache
                * On site staff training prior to the tournament week
                * Script Card program set-up
                * Program initialization specifically for the Sahalee Script
                Card
                * On site system maintenance

                Pricing Detail:
                *   7,000 clubhouse cash cards       @ $1.68 = $ 11,760
                *   System software programming, customizing, initializing,
                            maintenance, technical support, training, staffing,
                            reader installation, etc.                    $ 3,500

                * There will be 3,000 preprinted and programmed Sahalee clubhouse cash cards as back-up available for emergency use during event week. These cards have been purchased by Precis Cache so that Sahalee could reach the best possible price bracket and receive the 10,000 card pricing.

                * Prices quoted include a single card design plate charge. Additional card designs will incur a $1,200 plate charge.


                                                                     Initials:

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2. PRODUCT STANDARDS: This card will be designed based upon the specifications of the Sahalee Country Club and will be for use in the clubhouse during the tournament week of the PGA Championship (August 10-16, 1998). Anything's Possible! Will guarantee that there will be a sufficient quantity of back-up cards to assure that there will not be a shortage of cards during tournament week.

3. PAYMENT: Payment shall be made to Anything's Possible!, 5177 Homestead Place, Lewiston, New York 14092-1924. Buyer agrees to pay to Seller a deposit of $5,000 by May 15, 1998 and the balance due no later than August 16, 1998.

4. DELIVERY: Time is of the essence in the performance of this Contract. Delivery shall be completed by July 24, 1998 and shipped directly to Sahalee Country Club to the attention of Tom Halsey.

Seller is responsible for proper packaging of Goods so the Goods will arrive at the destination without damage. Any damage sustained due to improper packaging will be charged to Seller.

5. APPLICABLE LAW: This Contract shall be governed by the laws of the State of New York.

Buyer:
Sahalee Country Club

By: /S/TOM HALSEY
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           Tom Halsey
           Manager

Seller:
Anything's Possible!

By: /S/WILLIAM HAVERON
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     William Haveron
     Vice President of Marketing











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